                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report:  October 4, 1996



                         Commission File Number 1-5097


                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)


Wisconsin                                  39-0380010
(State of Incorporation)                   (I.R.S. Employer
                                           Identification No.)



        5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, WI  53201
                    (Address of principal executive office)


      Registrant's telephone number, including area code  (414)  228-1200

Item 2:  ACQUISITION OR DISPOSITION OF ASSETS

On October 1, 1996, Johnson Controls, Inc. (the Registrant) completed its acquisition of Prince Holding Corporation (Prince) from its owners pursuant to the provisions of a Stock Purchase Agreement dated as of July 17, 1996. The Registrant paid a cash purchase price of approximately $1.2 billion.

Prince is a privately held automotive interiors supplier based in Holland, Michigan. Prince supplies interior systems and components including overhead systems and consoles, door panels, floor consoles, visors and armrests.

There are no material relationships between Prince and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of such director or officer.

The acquisition will initially be financed with short-term debt. Permanent financing is expected to take the form of a combination of short- term and long-term debt securities. Actual financing has not been finalized.


Item 7:  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of Prince for the periods specified in Rule 3-05(b) (attached as Attachment 1 hereto);

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X (attached as Attachment 2 hereto);

(c)      Exhibits:

         (2.1)   Stock Purchase Agreement dated as of July 17, 1996 among
         Johnson Controls, Inc. and Prince Holding Corporation.

         (2.2)   Amendment No. 1 to Stock Purchase Agreement dated as of
         September 25, 1996.

                                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         JOHNSON CONTROLS, INC.


Date:  October 4, 1996                      By:   John P. Kennedy
                                                  Vice President, Secretary and
                                                  General Counsel

                                                                ATTACHMENT 1



Combined Financial Statements

Prince Holding Corporation

Fiscal years ended September 30, 1995 and
October 1, 1994






















Ernst & Young LLP

                         Report of Independent Auditors

Board of Directors
Prince Holding Corporation

We have audited the accompanying combined balance sheets of Prince Holding Corporation (principally comprised of the automotive interior components and systems business of Prince Holding Corporation) as of September 30, 1995 and October 1, 1994, and the related combined statements of shareholders' equity, operations and cash flows for the fiscal years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Prince Holding Corporation at September 30, 1995 and October 1, 1994, and the combined results of their operations and their cash flows for the fiscal years then ended in conformity with generally accepted accounting principles.


                                                   ERNST & YOUNG LLP

Grand Rapids, Michigan
October 30, 1995, except Notes A and C,
 as to which the date is September 26, 1996

                           Prince Holding Corporation

                            Combined Balance Sheets




                                                                SEPTEMBER 30,   OCTOBER 1,
                                                                    1995          1994
                                                                ------------    ---------
ASSETS
Current assets:
  Cash and cash equivalents                                  $ 18,034,275   $ 39,348,011
  Trade accounts receivable, less allowances of $2,373,000
    in 1995 and $2,073,000 in 1994                            107,611,099     79,908,341
  Inventories (Note B):
    Finished goods and work in process                         15,494,297      9,727,582
    Raw materials                                              11,411,687      9,947,642
                                                             ------------   ------------
                                                               26,905,984     19,675,224
  Deferred income taxes (Note E)                                8,303,000      6,810,000
  Other current assets                                          2,566,502      2,433,917
                                                             ------------   ------------
Total current assets                                          163,420,860    148,175,493
Property, plant and equipment (Note C):
  Land                                                         15,757,948     10,604,502
  Buildings and improvements                                   76,046,968     57,017,880
  Machinery and equipment                                     129,507,943     96,880,279
  Construction in progress                                     22,760,624      8,233,560
                                                             ------------   ------------
                                                              244,073,483    172,736,221
  Less accumulated depreciation                               101,395,896     87,651,832
                                                             ------------   ------------
                                                              142,677,587     85,084,389
Other assets                                                      863,721      2,437,369
                                                             ------------   ------------



Total assets                                                 $306,962,168   $235,697,251
                                                             ============   ============

                                                       SEPTEMBER 30, 1995   OCTOBER 1,
                                                             1995              1994
                                                       ------------------   ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                     $ 51,217,114   $ 53,292,709
  Salaries, wages and related withholdings                     23,478,627     17,487,300
  Deposits                                                        944,978      1,155,484
  Charitable contributions                                      7,002,243      3,711,925
  Retirement plan contributions (Note D)                        7,892,598      6,250,000
  Distributions payable to shareholders                        10,000,000     10,000,000
  Export sales commissions (Note G)                             7,967,947      6,087,705
  Income taxes                                                 15,011,288      9,667,288
  Other accrued expenses                                       14,462,127     12,961,044
  Current maturities of long-term debt                            200,000        200,000
                                                             ------------   ------------
Total current liabilities                                     138,176,922    120,813,455
Long-term debt, less current maturities (Note C)               70,994,000     42,290,000
Other noncurrent liabilities:
  Deferred income taxes (Note E)                                3,254,000      4,266,000
  Other                                                           972,841      1,454,224
                                                             ------------   ------------
                                                                4,226,841      5,720,224
Shareholders' equity:
  Preferred stock, $230 par value, nonvoting, 7%
   cumulative: authorized 200,000 shares; issued and
   outstanding 122,962 shares in 1995 and 140,979
   shares in 1994                                              28,281,260     32,425,170
  Common stock:
  Class A, $0.33 par value, voting: authorized
   720,000 shares; issued and outstanding 319,830 shares          106,610        106,610
  Class B, $0.33 par value, nonvoting: authorized
   280,000 shares; issued and outstanding 126,128 shares           42,043         42,043
  Additional paid-in capital                                    4,197,333      4,197,333
  Retained earnings                                            60,199,297     30,100,426
  Accumulated translation adjustments                             737,862          1,990
                                                             ------------   ------------
Total shareholders' equity                                     93,564,405     66,873,572
                                                             ------------   ------------
Total liabilities and shareholders' equity                   $306,962,168   $235,697,251
                                                             ============   ============

See accompanying notes to combined financial statements.

                           Prince Holding Corporation

                  Combined Statements of Shareholders' Equity




                                                   COMMON STOCK     ADDITIONAL                 ACCUMULATED      TOTAL
                                    PREFERRED      ------------      PAID-IN      RETAINED     TRANSLATION  SHAREHOLDERS'
                                      STOCK      CLASS A   CLASS B   CAPITAL      EARNINGS     ADJUSTMENTS     EQUITY
                                   ------------  --------  -------  ----------  -------------  -----------  -------------
Balances at October 3, 1993        $33,621,170   $106,610  $42,043  $4,197,333  $ 33,024,041     $(11,165)  $ 70,980,032
Net earnings                                                                      34,373,114                  34,373,114
Distributions to shareholders                                                    (35,000,000)                (35,000,000)
Cash dividends on preferred stock                                                 (2,296,729)                 (2,296,729)
Redemption of 5,200 shares of
  preferred stock                   (1,196,000)                                                               (1,196,000)
Equity adjustments from foreign
  currency translation                                                                             13,155         13,155
                                   -----------   --------  -------  ----------  ------------   ----------   ------------
Balances at October 1, 1994         32,425,170    106,610   42,043   4,197,333    30,100,426        1,990     66,873,572
Net earnings                                                                      46,043,517                  46,043,517
Distributions to shareholders                                                    (13,700,000)                (13,700,000)
Cash dividends on preferred stock                                                 (2,244,646)                 (2,244,646)
Redemption of 18,017 shares of
  preferred stock                   (4,143,910)                                                               (4,143,910)
Equity adjustments from foreign
  currency translation                                                                            735,872        735,872
                                   -----------   --------  -------  ----------  ------------   ----------   ------------
Balances at September 30, 1995     $28,281,260   $106,610  $42,043  $4,197,333  $ 60,199,297     $737,862   $ 93,564,405
                                   ===========   ========  =======  ==========  ============   ==========   ============

( ) Denotes deduction.

See accompanying notes to combined financial statements.
4

                           Prince Holding Corporation

                       Combined Statements of Operations





                                                               FISCAL YEAR ENDED
                                                       ---------------------------------
                                                         SEPTEMBER 30,       OCTOBER 1,
                                                             1995              1994
                                                       ----------------     -----------
Net sales                                                   $701,495,995   $508,489,008
Cost of products sold                                        573,719,867    409,929,836
                                                            ------------   ------------
Gross margin                                                 127,776,128     98,559,172
Selling, general and administrative expenses (Note G)         50,855,610     41,740,757
                                                            ------------   ------------
Operating income                                              76,920,518     56,818,415
Other expenses (income):
  Interest expense                                             2,294,170      2,345,863
  Foreign currency exchange loss                               2,004,669         29,902
  Investment income                                             (750,579)      (934,465)
  Miscellaneous                                                 (250,259)      (116,999)
                                                            ------------   ------------
                                                               3,298,001      1,324,301
                                                            ------------   ------------
Earnings before income taxes                                  73,622,517     55,494,114
Income taxes (Note E)                                         27,579,000     21,121,000
                                                            ------------   ------------
Net earnings                                                $ 46,043,517   $ 34,373,114
                                                            ============   ============

See accompanying notes to combined financial statements.

                           Prince Holding Corporation

                       Combined Statements of Cash Flows




                                                             FISCAL YEAR ENDED
                                                     ---------------------------------
                                                     SEPTEMBER 30,      OCTOBER 1,
                                                        1995               1994
                                                     -------------      ----------
OPERATING ACTIVITIES
Net earnings                                         $ 46,043,517   $ 34,373,114
Adjustments to reconcile net earnings to
 net cash provided by operating activities:
   Depreciation and amortization                       18,207,312     12,544,470
   Deferred income tax credit                          (2,505,000)    (4,804,000)
   Changes in operating assets and liabilities:
   Trade accounts receivable                          (27,529,072)   (21,960,016)
   Inventories                                         (7,057,073)    (5,481,113)
   Other operating assets                               1,441,063     (2,282,531)
   Trade accounts payable                              (2,075,595)    27,894,772
   Other operating liabilities                         18,957,679      4,817,161
                                                     ------------   ------------
Net cash provided by operating activities              45,482,831     45,101,857
INVESTING ACTIVITIES
Additions to property, plant and equipment            (76,115,779)   (24,192,270)
Other                                                     315,269         92,791
                                                     ------------   ------------
Net cash used in investing activities                 (75,800,510)   (24,099,479)
FINANCING ACTIVITIES
Cash distributions to shareholders                    (13,700,000)   (25,000,000)
Cash dividends on preferred stock                      (2,244,646)    (2,296,729)
Proceeds from line-of-credit borrowings                34,074,000
Payments on line-of-credit borrowings                  (5,170,000)
Proceeds from long-term borrowings                                    40,000,000
Payments on long-term debt                               (200,000)   (20,200,000)
Redemption of preferred stock                          (4,143,910)    (1,196,000)
                                                     ------------   ------------
Net cash provided by (used in) financing activities     8,615,444     (8,692,729)
Effect of foreign exchange rate changes                   388,499
                                                     ------------   ------------
Increase (decrease) in cash and cash equivalents      (21,313,736)    12,309,649
Cash and cash equivalents at beginning of year         39,348,011     27,038,362
                                                     ------------   ------------
Cash and cash equivalents at end of year             $ 18,034,275   $ 39,348,011
                                                     ============   ============

( ) Denotes use of cash and cash equivalents.

See accompanying notes to combined financial statements.

                           Prince Holding Corporation

                     Notes to Combined Financial Statements

                     September 30, 1995 and October 1, 1994


NOTE A--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

On July 17, 1996, Prince Holding Corporation entered into a stock purchase agreement with Johnson Controls, Inc. whereby Johnson Controls, Inc. agreed to purchase all of the Class A and B common stock of Prince Holding Corporation, and acquire its automotive interior components and systems business and certain of its other assets and liabilities (collectively "the Company" or "the Business") for a stated amount of approximately $1,350,000,000, less assumed debt and other liability adjustments.

In connection with the stock purchase, certain wholly owned subsidiaries of Prince Holding Corporation will be spun off to its present shareholders just prior to the consummation of the purchase transaction and, therefore, such subsidiaries have not been included in these combined financial statements.

The accompanying financial statements have been prepared to present the combined historical financial position, results of operations and cash flows of the Business purchased by Johnson Controls, Inc. as if the Business existed as a stand-alone entity. Management believes that these combined financial statements reasonably include all historical costs of the Business for the periods presented. All intercompany transactions have been eliminated.

FISCAL YEAR

The Company's fiscal year is the 52- or 53-week period ending on the Saturday nearest the end of September. The fiscal years presented herein are both 52-week years.

REVENUE RECOGNITION

Revenue is recognized on the sale of products when the related items have been shipped and legal title has passed to the customer.

                           Prince Holding Corporation

NOTE A--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

The Company considers money market accounts and all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

TRADE ACCOUNTS RECEIVABLE

The Company does not require collateral or other security on trade accounts receivable.

INVENTORIES

Substantially all inventories are stated at the lower of last-in, first-out cost or market (see Note B).

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded on the basis of cost and include expenditures for new facilities, major renewals and betterments. Normal repairs and maintenance are expensed as incurred.

Depreciation of plant and equipment is computed using the straight-line method over the estimated useful lives of the related assets.

TRADE ACCOUNTS PAYABLE

Trade accounts payable include $9,055,000 at September 30, 1995 and $13,700,000 at October 1, 1994 which relate to checks not yet presented for payment to the bank.

INCOME TAXES

The provision for income taxes is based on earnings reported in these combined financial statements and assumes that the Business files a separate income tax return.

                           Prince Holding Corporation

NOTE A--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

Deferred income tax assets and liabilities are determined by applying currently enacted tax laws and rates to the cumulative temporary differences between the carrying value of assets and liabilities for financial statement and income tax purposes. Deferred income tax expense or credit is measured by the net change in the deferred income tax asset and liability accounts during the year (see Note E).

FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company's financial instruments consist of cash equivalents and debt. The carrying amounts of these financial instruments approximate their fair value at September 30, 1995 and October 1, 1994. Fair value was determined using discounted cash flow analyses and current interest rates for similar instruments. The Company does not hold or issue financial instruments for trading purposes.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B--INVENTORIES

If the first-in, first-out method of inventory valuation had been used, inventories would have been $2,478,000 and $2,290,000 higher than reported at September 30, 1995 and October 1, 1994, respectively.

                           Prince Holding Corporation

NOTE C--DEBT AND COMMITMENTS

Long-term debt consists of the following obligations:


                                     SEPTEMBER 30, 1995  OCTOBER 1, 1994
                                     ------------------  ---------------
Term notes payable                          $40,000,000      $40,000,000
Unsecured line-of-credit borrowings          28,904,000
Mortgage notes payable                        2,250,000        2,450,000
Other                                            40,000           40,000
                                            -----------      -----------
                                             71,194,000       42,490,000
Less current maturities                         200,000          200,000
                                            -----------      -----------
                                            $70,994,000      $42,290,000
                                            ===========      ===========

The term notes payable bear interest at 6.06% and require annual principal payments totaling $5,700,000 beginning on December 20, 1996.

The Company's existing line-of-credit agreements were refinanced subsequent to year end. The new agreements allow the Company to borrow, including the issuance of letters of credit, up to $125,000,000. Based on current indebtedness, borrowings bear interest at the Company's option of either the prime rate less 2.06%, LIBOR plus 0.1875% or at rates of up to the federal funds rate plus 0.2375% on a transaction bid loan basis. The Company may at any time convert up to $50,000,000 of borrowings to a term loan with a maturity of up to seven years. The new agreements expire on October 15, 1996 and, accordingly, outstanding line-of-credit borrowings at September 30, 1995 are considered refinanced on a long-term basis.

The line-of-credit and term note agreements contain certain restrictive financial covenants with which the Company is in compliance at September 30, 1995. Unrestricted retained earnings based on provisions of the agreements are approximately $20,000,000 at September 30, 1995.

The mortgage notes payable relate to two mortgages on Company buildings, which are held by a Company-sponsored retirement trust and a retirement trust of a related company. The mortgages require monthly principal payments of $16,667 ($200,000 annually), plus interest at 14%, through December 2006 and are secured by the related property.

                           Prince Holding Corporation

NOTE C--DEBT AND COMMITMENTS (CONTINUED)

Principal maturities of long-term debt during the four years subsequent to 1996, after consideration of the terms of the new line-of-credit agreements, are as follows: 1997--$5,920,000; 1998--$5,920,000; 1999--$34,804,000;
2000--$5,900,000.

Cash payments of interest on all of the Company's outstanding debt totaled $3,429,000 in 1995 and $1,716,000 in 1994. Interest of $1,135,000 was
capitalized in 1995 as a result of various construction projects.

At September 30, 1995, the Company has commitments of approximately $10,000,000 for the purchase of equipment and the construction of new facilities.

NOTE D--RETIREMENT PLAN

The Company has a retirement plan which covers substantially all employees. Contributions to the plan are at the discretion of the Board of Directors and amounted to $7,325,000 in 1995 and $6,695,000 in 1994.

NOTE E--INCOME TAXES

The provision for income taxes consists of the following:


                         FISCAL YEAR ENDED
                    ---------------------------

                    SEPTEMBER 30,   OCTOBER 1,
                        1995           1994
                    -------------  ------------
Currently payable:
Federal              $26,979,000   $22,425,000
State                  3,105,000     3,500,000
Deferred (credit)     (2,505,000)   (4,804,000)
                    ------------   -----------
                     $27,579,000   $21,121,000
                    ============   ===========

                           Prince Holding Corporation

NOTE E--INCOME TAXES (CONTINUED)

A reconciliation of the Company's total income tax expense and the amount computed by applying the statutory federal income tax rate of 35% to earnings before income taxes is as follows:


                                                              FISCAL YEAR ENDED
                                                         ---------------------------
                                                         SEPTEMBER 30,   OCTOBER 1,
                                                             1995           1994
                                                         -------------  ------------
Income taxes at statutory rate                             $25,591,000  $19,246,000
State income taxes, net of federal income tax reduction        390,000    1,950,000
Other                                                        1,598,000      (75,000)
                                                         -------------  -----------
                                                           $27,579,000  $21,121,000
                                                         =============  ===========

Deferred income taxes reflect the net income tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes. Significant components of the Company's deferred income tax assets and liabilities are as follows:


                                                   SEPTEMBER 30,       OCTOBER 1,
                                                        1995              1994
                                                   ------------        ----------
Deferred income tax assets:
 Inventory and accounts receivable
   valuation adjustments                                $ 3,572,000   $ 2,737,000
 Accrued expenses not deductible until paid               4,338,000     4,900,000
 Unrealized foreign currency exchange loss                  719,000
 Other                                                       16,000        13,000
                                                        -----------   -----------
                                                          8,645,000     7,650,000
Deferred income tax liabilities:
 Accelerated depreciation for income tax purposes        (3,046,000)   (3,073,000)
 Other                                                     (550,000)   (2,033,000)
                                                        -----------   -----------
                                                         (3,596,000)   (5,106,000)
                                                        -----------   -----------
Net deferred income tax assets                          $ 5,049,000   $ 2,544,000
                                                        ===========   ===========

                           Prince Holding Corporation

NOTE E--INCOME TAXES (CONTINUED)

Undistributed earnings of the Company's foreign subsidiaries are not significant and are considered to be indefinitely reinvested; accordingly, no provision for federal income taxes has been provided.

Prince Holding Corporation made income tax payments of $24,600,000 in 1995 and $29,500,000 in 1994.

NOTE F--LEASES

The Company leases certain buildings, machinery and computer equipment under noncancelable operating leases. At September 30, 1995, minimum rental payments due under these leases are as follows: 1996--$2,971,000; 1997--$898,000;
1998--$232,000; 1999--$18,000.

Total rental expense under all operating leases was $6,219,000 in 1995 and $5,017,000 in 1994.

NOTE G--RELATED PARTY TRANSACTIONS

In addition to the long-term debt obligations described in Note C, the Company paid commissions of $10,000,000 in 1995 and $8,185,000 in 1994 to Prince ESC, Inc., a domestic international sales corporation not combined in these financial statements, for services associated with the sale of certain of its export products.

NOTE H--RESEARCH AND DEVELOPMENT EXPENSES

Expenses for research and development were $36,806,000 in 1995 and $39,356,000 in 1994. Research and development expenses include product conception and ideation, design, development and engineering for new products, and significant improvements to existing products.

                           Prince Holding Corporation

NOTE I--INDUSTRY INFORMATION

The Company manufactures, sells and distributes interior components and systems to the automotive industry. Export sales totaled $148,871,000 in 1995 and $113,544,000 in 1994. Foreign assets and operations are not significant. Over 80% of the Company's sales in each period presented are to various operating entities of General Motors Corporation, Ford Motor Company and Chrysler Corporation.

                          Prince Holding Corporation
                        Combined Financial Statements
                       Nine Months Ended June 29, 1996

                          Prince Holding Corporation

                           Combined Balance Sheets

                                 (Unaudited)



                                              June 29,             July 1,
                                               1996                 1995
                                            ------------        ------------
ASSETS
Current assets:
  Cash and cash equivalents                 $ 30,601,288        $ 22,056,786
  Trade accounts receivable - net            106,106,076          85,601,794
  Inventories:
    Finished goods and work-in-process        12,793,937          13,818,823
    Raw materials                             10,387,977          11,799,510
                                            ------------        ------------
                                              23,181,914          25,618,333
  Other current assets                        10,822,629           8,958,708
                                            ------------        ------------
Total current assets                         170,711,907         142,235,621

Property, plant and equipment, at cost       271,180,735         227,957,170
  Less accumulated depreciation              118,201,955          96,197,782
                                            ------------        ------------
    Net property, plant and equipment        152,978,780         131,759,388

Other noncurrent assets                        2,852,590           2,059,979

                                            ------------        ------------
Total assets                                $326,543,277        $276,054,988
                                            ============        ============


The accompanying notes are an integral part of the financial statements.

                          Prince Holding Corporation

                           Combined Balance Sheets

                                 (Unaudited)



                                                 June 29,             July 1,
                                                  1996                 1995
                                               ------------        ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                       $ 65,897,633        $ 47,615,328
  Lines of credit                                        -           20,724,000
  Salaries, wages and related withholdings       29,854,608          22,847,383
  Charitable contributions                        8,207,189           5,657,951
  Retirement plan contributions                   8,336,117           6,573,598
  Income taxes                                    9,626,288           3,567,288
  Other accrued expenses                         32,259,001          19,275,867
  Current maturities of long-term debt            5,900,000             200,000
                                               ------------        ------------
Total current liabilities                       160,080,836         126,461,415

Long-term debt, less current maturities          36,240,000          42,140,000

Other noncurrent liabilities                      4,402,713           6,148,071

Total shareholders' equity                      125,819,728         101,305,502

                                               ------------        ------------
Total liabilities and shareholders' equity     $326,543,277        $276,054,988
                                               ============        ============


The accompanying notes are an integral part of the financial statements

                          Prince Holding Corporation
                      Combined Statements of Operations
                                 (Unaudited)


                                                    Nine Months Ended
                                             --------------------------------
                                             June 29, 1996      July 1, 1995
                                             --------------     -------------

Net Sales                                    $  655,514,216    $  531,502,021
Cost of products sold                           518,381,459       439,593,710
                                             --------------    --------------
Gross Margin                                    137,132,757        91,908,311
Selling, general and administrative expenses     46,341,484        34,284,104
                                             --------------    --------------
Operating income                                 90,791,273        57,624,207

Other expenses (income):
Interest expense                                  1,797,758         1,971,414
Interest income                                    (236,052)         (202,723)
Foreign currency transaction (gains) losses         (41,629)        1,280,354
Miscellaneous                                       (62,472)         (280,553)
                                             --------------    --------------
                                                  1,457,605         2,768,492
                                             --------------    --------------
Earnings before income taxes                     89,333,668        54,855,715


Income taxes                                     32,150,000        20,025,000
                                             --------------    --------------
Net Earnings                                 $   57,183,668    $   34,830,715
                                             ==============    ==============

The accompanying notes are an integral part of the financial statements.

                          Prince Holding Corporation
                      Combined Statements of Cash Flows
                                 (Unaudited)

                                                                                             Nine Months Ended
                                                                                      --------------------------------
                                                                                      June 29, 1996       July 1, 1995
                                                                                      -------------       ------------
OPERATING ACTIVITIES
Net earnings                                                                          $ 57,183,668        $ 34,830,715
Adjustments to reconcile net earnings to cash provided
        by operating activities:
                Noncash charges to earnings:
                        Depreciation and amortization                                   17,942,088          13,042,962
                Changes in operating assets and liabilities:
                        Trade accounts receivable                                        1,505,023          (8,694,453)
                        Inventories                                                      3,724,070          (5,943,109)
                        Amounts due from affiliated companies                           (1,010,207)           (120,753)
                        Other operating assets                                          (1,366,715)            677,932
                        Trade accounts payable                                           2,940,519          (5,677,381)
                        Other operating liabilities                                     23,439,267          (5,969,812)
                                                                                      ------------        ------------
Net cash provided by operating activities                                              104,357,713          22,146,101

INVESTING ACTIVITIES
Additions to property, plant and equipment                                             (27,868,355)        (59,825,754)
Other                                                                                       60,000             213,212
                                                                                      ------------        ------------
Net cash used in investing activities                                                  (27,808,355)        (59,612,542)

FINANCING ACTIVITIES
Payments on long-term debt                                                                (150,000)           (150,000)
Cash distributions to shareholders                                                     (18,000,000)            -
Cash dividends on preferred stock                                                       (1,480,200)         (1,683,485)
Redemption of preferred stock                                                             (289,800)            -
Redemption of common stock                                                             (14,738,400)            -
Net (decrease) increase in line of credit                                              (28,904,000)         20,724,000
                                                                                      ------------        ------------
Net cash used in financing activities                                                  (63,562,400)         18,890,515

Effect of foreign exchange rate changes                                                   (419,945)          1,284,701

                                                                                      ------------        ------------
Increase in cash and cash equivalents                                                   12,567,013         (17,291,225)

Cash and cash equivalents at beginning of year                                          18,034,275          39,348,011
                                                                                      ------------        ------------
Cash and cash equivalents at end of period                                            $ 30,601,288        $ 22,056,786
                                                                                      ============        ============


The accompanying notes are an integral part of the financial statements

                          Prince Holding Corporation
                    Notes to Combined Financial Statements
                                 (Unaudited)


                        June 29, 1996 and July 1, 1995


NOTE A - BASIS OF PRESENTATION

On July 17, 1996, Prince Holding Corporation entered into a stock purchase agreement with Johnson Controls, Inc. whereby Johnson Controls, Inc. agreed to purchase all of the Class A and B common stock of Prince Holding Corporation, and acquire its automotive interior components and systems business and certain of its other assets and liabilities (collectively "the Company" or "the Business") for a stated amount of approximately $1,350,000,000, less assumed debt and other liability adjustments.

In connection with the stock purchase, certain wholly owned subsidiaries of Prince Holding Corporation will be spun off to its present shareholders just prior to the consummation of the purchase transaction and, therefore, such subsidiaries have not been included in these combined financial statements.

The accompanying financial statements have been prepared to present the combined historical financial position, results of operations and cash flows of the Business purchased by Johnson Controls, Inc. as if the Business existed as a stand-alone entity. Management believes that these combined financial statements reasonably include all historical costs of the Company for the periods presented. All intercompany transactions have been eliminated.

NOTE B - FOOTNOTE DISCLOSURES

The condensed combined financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures made in this document are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the Company's audited financial statements and footnotes thereto for the years ended September 30, 1995 and October 1, 1994, included in this Form 8-K.

NOTE C - SUPPLEMENTAL CASH FLOW INFORMATION

For purposes of the Combined Statements of Cash Flows, the Company considers all investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Prince Holding Corporation made income tax payments for the nine months ended June 29, 1996 and July 1, 1995 of approximately $31,000,000 and $20,400,000, respectively. Cash payments of interest on all outstanding debt of the Company totaled approximately $3,300,000 and $3,200,000 for the nine months ended June 29, 1996 and July 1, 1995, respectively.

                                                                    ATTACHMENT 2





               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                    JOHNSON CONTROLS, INC. AND SUBSIDIARIES
                                      AND
                           PRINCE HOLDING CORPORATION
         PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


         The following combined condensed financial statements present, on a pro forma basis, the effect of the acquisition (Acquisition) by Johnson Controls, Inc. (JCI) of Prince Holding Corporation (Prince) on October 1, 1996. The pro forma data assume that the Acquisition will be accounted for as a purchase, and as such, the assets acquired and liabilities assumed will be recorded at their fair values at the time of the Acquisition. Studies, including appraisals of properties and identifiable intangible assets and evaluations of underlying business units by JCI's management, will be made to determine the fair values of net assets acquired; however, such studies are not expected to be completed for several months and will result in adjustments to the estimates set forth herein. The actual allocation of the purchase price to the net assets acquired will only be made upon final determination of the fair values of the assets acquired and liabilities assumed.

         The Pro Forma Combined Condensed Financial Statements do not necessarily reflect the operations of JCI and Prince as they would have been had the two companies existed as a single entity for the periods shown and the operating results should not be deemed to be indicative of the future operations of the combined companies.

         The Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical financial statements and notes thereto of JCI and Prince.

        PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME (UNAUDITED)


 The following Pro Forma Combined Condensed Statements of Income combine (i) the results of operations of JCI for the year ended September 30, 1995 with the results of operations of Prince for the year ended September 30, 1995, and (ii) the results of operations of JCI for the nine months ended June 30, 1996 with the results of operations of Prince for the nine months ended June 30, 1996, on the assumption the Acquisition had been consummated on October 1, 1994 on the bases indicated in the Notes to Pro Forma Combined Condensed Financial Statements.



                                                 Twelve Months Ended September 30, 1995
                                       -----------------------------------------------------------
                                               Historical                       Pro Forma
                                      ----------------------------  ------------------------------
                                          JCI           Prince         Adjustments     Combined
                                      ------------   ------------   ---------------- -------------
                                               (in millions, except per share data)

Net sales                                 $8,330.3       $701.5                          $9,031.8
Cost of sales                              7,072.6        573.7            $2.3  (f)      7,655.3
                                                                            6.7  (f)
                                      ------------   ----------      ----------      ------------
        Gross profit                       1,257.7        127.8            (9.0)          1,376.5

Selling, general and
  administrative expenses                    808.9         50.9           (10.0) (e)        877.6
                                                                           27.8  (f)
                                      ------------   ----------      ----------      ------------

        Operating income                     448.8         76.9           (26.8)            498.9

Interest income                                6.2          0.0                               6.2
Interest expense                             (57.4)        (2.3)          (86.1) (f)       (145.8)
Miscellaneous-net                             (9.7)        (1.0)           (2.2) (c)        (12.9)
                                      ------------   ----------      ----------      ------------
        Other income (expense)               (60.9)        (3.3)          (88.3)           (152.5)
                                      ------------   ----------      ----------      ------------

Income before income taxes
  and minority interests                     387.9         73.6          (115.1)            346.4
Provision for income taxes                   162.9         27.6           (37.1) (f)        156.4
                                                                           (0.9) (c)
                                                                            3.9  (e)
Minority interests in net
  earnings of subsidiaries                    29.2          0.0                              29.2
                                      ------------   ----------      ----------      ------------
Net income                                  $195.8        $46.0          ($81.0)           $160.8
                                      ============   ==========      ==========      ============
Earnings available for common
  shareholders                              $186.4                                         $151.4
                                      ============                                   ============

Earnings per share (g)
        Primary                              $4.53                                          $3.68
                                      ============                                   ============
        Fully diluted                        $4.27                                          $3.48
                                      ============                                   ============


Weighted Average Shares
        Primary                               41.2                                           41.2
                                      ============                                   ============
        Fully diluted                         44.5                                           44.5
                                      ============                                   ============



        PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
                                 (Continued)



                                           Nine Months Ended June 30, 1996
                                --------------------------------------------------------
                                        Historical                     Pro Forma
                                --------------------------    --------------------------
                                    JCI           Prince      Adjustments      Combined
                                ------------  ------------    -----------      ---------
                                              (in millions, except per share data)
Net sales                          $7,332.3         $655.5                      $7,987.8
Cost of sales                       6,335.6          518.4           $1.5 (f)    6,860.5
                                                                      5.0 (f)
                                   --------        -------        -------      ---------

   Gross profit                       996.7          137.1           (6.5)       1,127.3

Selling, general and
  administrative expenses             661.6           46.3          (10.2)(e)      718.5
                                                                     20.8 (f)
                                   ---------      --------        -------      ---------

   Operating income                   335.1           90.8          (17.1)         408.8

Interest income                         5.6            0.2                           5.8
Interest expense                      (56.6)          (1.8)         (64.5)(f)     (122.9)
Miscellaneous-net                       8.5            0.1           (1.5)(c)        7.1
                                   ---------      --------        -------      ---------
Other income (expense)                (42.5)          (1.5)         (66.0)        (110.0)
                                   ---------      --------        -------      ---------

Income before income taxes
  and minority interests              292.6           89.3          (83.1)         298.8
Provision for income taxes            119.9           32.1          (27.7)(f)      127.7
                                                                     (0.6)(c)
                                                                      4.0 (e)
Minority interests in net
  earnings of subsidiaries             20.0            0.0                          20.0
                                   --------       --------        -------      ---------

Net income                           $152.7          $57.2         ($58.8)        $151.1
                                   ========       ========        =======      =========

Earnings available for common
  shareholders                       $145.6                                       $144.0
                                   ========                                    =========

Earnings per share (g)
   Primary                            $3.49                                        $3.45
                                   ========                                    =========
   Fully diluted                      $3.31                                        $3.28
                                   ========                                    =========


Weighted Average Shares
   Primary                             41.8                                         41.8
                                   ========                                    =========
   Fully diluted                       44.8                                         44.8
                                   ========                                    =========



   PRO FORMA COMBINED CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)

     The following Pro Forma Combined Condensed Statement of Financial Position combines the financial position of JCI and Prince at June 30, 1996, on the assumption that the Acquisition had been consummated on June 30, 1996 on the bases indicated in the Notes to Pro Forma Combined Condensed Financial Statements.



                                                                     June 30, 1996
                                              ---------------------------------------------------------
                                                         Historical                  Pro Forma
                                              --------------------------    ---------------------------
                                                    JCI         Prince      Adjustments      Combined
                                              -------------   ----------    ------------   ------------
                                                                      (in millions)
ASSETS
Cash and cash equivalents                         $   164.3    $   30.6                      $   194.9
Accounts receivable - net                           1,692.2       106.1                        1,798.3
Inventories                                           429.8        23.2     $     2.5 (b)        455.5
Other current assets                                  358.3        10.8                          369.1
                                                  ---------    --------     ---------        ---------
        Current assets                              2,644.6       170.7           2.5          2,817.8

Property, plant and equipment-net                   1,600.9       153.0          50.0 (b)      1,803.9
Goodwill-net                                          586.7         0.0       1,110.8 (b)      1,697.5
Investments in partially-owned
  affiliates                                          143.2         0.0                          143.2
Other noncurrent assets                               123.5         2.9         100.0 (b)        226.4
                                                  ---------    --------     ---------        ---------
        Total assets                              $ 5,098.9    $  326.6     $ 1,263.3        $ 6,688.8
                                                  =========    ========     =========        =========
LIABILITIES AND EQUITY
Short-term debt                                      $247.2    $    0.0     $   200.0 (d)    $   447.2
Current portion of long-term debt                      21.4         5.9                           27.3
Accounts payable                                    1,264.0        65.9                        1,329.9
Accrued compensation and benefits                     276.1        38.2                          314.3
Accrued income taxes                                   76.0         9.6                           85.6
Billings in excess of costs and
  earnings on uncompleted contracts                   100.7         0.0                          100.7
Other current liabilities                             372.8        40.5          60.0 (b)        473.3
                                                  ---------    --------     ---------        ---------
        Current liabilities                         2,358.2       160.1         260.0          2,778.3

Long-term debt                                        767.3        36.3       1,065.0 (d)      1,868.6
Postretirement health and other
  benefits                                            167.1         0.0                          167.1
Other noncurrent liabilities                          368.0         4.4          36.1 (b)        436.5
                                                                                 28.0 (c)
Shareholders' equity                                1,438.3       125.8        (125.8)(c)      1,438.3
                                                  ---------    --------     ---------        ---------
        Total liabilities and equity              $ 5,098.9    $  326.6     $ 1,263.3        $ 6,688.8
                                                  =========    ========     =========        =========

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(a) The Pro Forma Combined Condensed Financial Statements reflect the purchase by JCI of Prince stock at a stated cost of $1,350 million, less certain assumed debt and other liability adjustments of approximately $108 million, plus acquisition expenses of approximately $23 million, for a net purchase price of $1,265 million.


(b) In connection with the preparation of the Pro Forma Combined Condensed Statement of Financial Position, the book values of certain assets and liabilities of Prince were adjusted to estimated fair values as follows:

                                                                                     (in millions)
         To increase property, plant and equipment to
           estimated fair value                                                       $ 50.0

         To adjust patent, trade name and other
           identifiable intangible assets to estimated
           fair values                                                                 100.0

         To eliminate LIFO inventory reserve                                             2.5

         To record the estimated liability for nonrecurring
           acquisition-related expenses to be incurred
           by Prince prior to the acquisition                                          (60.0)

         To record deferred taxes on the above adjustments                             (36.1)

         To record the estimated excess of purchase
           price over acquired net assets at estimated
           fair values (goodwill)                                                    1,110.8
                                                                                     -------

         Total increase in net assets to reflect
           estimated fair values                                                    $1,167.2
                                                                                    ========


         These adjustments reflect estimates for the purpose of preparing the Pro Forma Combined Condensed Financial Statements. The final determination of fair value adjustments to be made to Prince's net assets and liabilities will be based on appraisals and evaluations expected to be completed over the next several months which will result in changes to the estimates shown.


(c) The following adjustments have been made to eliminate the June 30, 1996 shareholders' equity accounts of Prince:

                                                                                  (in millions)
         Preferred Stock                                                          $ 28.0
         Common Class A                                                              0.1
         Capital in excess of par value                                              4.2
         Retained earnings                                                          93.2
         Cumulative translation adjustments                                          0.3
                                                                                  ------
                                                                                  $125.8
                                                                                  ======

         The $28 million of Preferred Stock will continue to be held by the current shareholders and, as such, this amount has been included in Other noncurrent liabilities in the Pro Forma Combined Condensed Statement of Financial Position.

         Dividends on the Preferred Stock of $2.2 million (less the related tax effect of $0.9 million) for the twelve months ended September 30, 1995 and $1.5 million (less the related tax effect of $0.6 million) for the nine months ended June 30, 1996 have been reflected as an expense in the Pro Forma Combined Condensed Statements of Income.


(d) The Acquisition is expected to be financed with an estimated $1,265 million of net proceeds from the anticipated issuance of a combination of short-term and long-term debt securities. The short-term debt securities are estimated to carry a 5.75% interest rate. The long-term debt securities are estimated to have varying maturities from 3 to 30 years, and carry a weighted average interest rate of 7.0%. Actual financing has not been finalized.

(e) The following adjustments have been made in preparing the Pro Forma Combined Condensed Statements of Income to reflect, on a pro forma basis, the elimination of certain nonrecurring expenses from the Prince Statements of Income.

                                                               Twelve Months             Nine Months
                                                                   Ended                    Ended
                                                              September 30,                June 30,
                                                                  1995                      1996
                                                           -------------------       ----------------
                                                                        (in millions)
         To adjust for export sales commissions
           paid to Prince's domestic international
           sales corporation                                     $10.0                    $10.2

         Tax effect related to the above
           adjustment                                             (3.9)                    (4.0)
                                                                 -----                    -----
                                                                 $ 6.1                    $ 6.2
                                                                 =====                    =====

(f) The following adjustments have been made in preparing the Pro Forma Combined Condensed Statements of Income to reflect, on a pro forma basis, the estimated expense adjustments and related income tax effects associated with the anticipated debt offering and adjustments to Prince's assets and liabilities summarized elsewhere herein:


                                                             Twelve Months          Nine Months
                                                               Ended                   Ended
                                                             September 30,            June 30,
                                                                1995                   1996
                                                           -----------------      ---------------
                                                                         (in millions)
         Increase in interest expense
           to reflect additional short-term and
           long-term borrowings (at interest rates
           of 5.75%  and 7.0% for short-term
           and long-term debt, respectively)                     $86.1                    $64.5

         Change in depreciation expense to reflect fair
           value adjustment and establishment of new lives         2.3                      1.5

         Amortization of fair value
           adjustments to identifiable
           intangible assets                                       6.7                      5.0

         Tax effect and amortization of
           deferred taxes relating to the
           above adjustments                                     (37.1)                   (27.7)

         Amortization of goodwill                                 27.8                     20.8
                                                                  ----                     ----
                                                                 $85.8                    $64.1
                                                                 =====                    =====

(g) Primary earnings per share are computed by dividing net income, after deducting dividend requirements on the Series D Convertible Preferred Stock, by the weighted average number of common shares and common stock equivalents which would arise from the exercise of stock options. Fully diluted earnings are computed by deducting from net income the after-tax compensation expense which would arise from the assumed conversion of the Series D Convertible Preferred Stock, which was $5.8 million for the twelve months ended September 30, 1995 and $4.2 million for the nine months ended June 30, 1996. Fully diluted weighted average shares assume the conversion of the Series D Convertible Preferred Stock, if dilutive, plus the dilutive effect of the stock options.